Exhibit 10.5

LEASE

3140 Caden Court, Suite 100

Flagstaff, Arizona 86004

This lease made and entered into December 20, 2011, by and between Caden Court, LLC herein called Owner, and SenesTech, Inc. herein called Tenant.

ARTICLE I

PREMISES

1.1 Definitions: The real property and leased space shown on the site plan attached hereto and marked Exhibit A is located at 3140 Caden Court, Suite 100, Flagstaff, Arizona. Owner leases to the Tenant and Tenant hires from Owner, those certain Premises shown in Exhibit A consisting of a space having a total square footage (floor area) of 5,600 square feet, hereinafter called "Premises". Measurements of floor area in this Lease shall be calculated from the center of demising walls and from the outside of exterior walls. The approximate boundaries and location of the Premises are outlined in red on Exhibit A. Light and air, subterranean or other easements are not included or appurtenant to the Premises and the use of the exterior walls (other than the store front) and roof is reserved to Owner. The parties agree that for purposes of this Lease, except where otherwise indicated, the gross leasable area of the building or buildings associated with the Premises 10,165 square feet and the "Tenant's pro rata share" shall be the ratio of the floor area of the Premises to the gross leasable area of the building or buildings with the Premises, which is agreed to be 55% as of the commencement date of the Lease. Changes, if any, to gross leasable area shall be effective the first day of the month following occupancy. The gross leasable area in effect during any annual period shall be the average of the amounts in effect on the first day of each calendar month in such period.

1.2 Acceptance: By entry hereunder, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Landlord agrees to professionally clean the Premises and removed up to 1/2 the cubicle work stations and associates electrical connections as identified by tenant. All plumbing, electrical and HVAC systems will be in working order at the time of acceptance and entry.

ARTICLE II

USE

2.1 Use of Premises: Tenant, and any other occupant of the Premises, including assignees and subtenants, shall use the Premises solely and in their entirety for the purpose of conducting the business of: professional office, support staffing, limited research with animals to include housing, surgery and husbandry of rodents and related uses.

2.2 Use of Additional Areas: The use and occupation by the Tenant of the Premises shall include the license to use in common with others now or hereafter entitled thereto of the common areas, employees' parking areas, and other facilities, sidewalks and customer car parking areas, and other facilities as may be designated by Owner from time to time for such use, subject, however, to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by the Owner.

2.3 Rules and Regulations: Tenant agrees to comply with the reasonable and non-discriminatory regulations promulgated by Owner from time to time. The current Rules and Regulations covering the Premises are attached hereto, marked Exhibit B and incorporated herein by this reference.

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ARTICLE III

TERM

3.1 Term: The primary term of this Lease shall be for a period of three (3) years commencing February 1, 2012 and ending at 11:59 p.m. on January 31, 2015. Any occupancy of the Premises by Tenant prior to the commencement date of the term of this Lease shall be at Tenant's risk and shall be subject to all of the terms and provisions of this Lease, except only those requiring the payment of rent.

ARTICLE IV

RENT

4.1 Minimum Monthly Rent: Tenant agrees to pay to Owner rental for use and occupancy of the Premises, for months one (1) through twelve (12), in the sum of FOUR THOUSAND TWO HUNDRED NO/l00 DOLLARS ($4,200.00), plus applicable State, County, and/or City Taxes. The Minimum Monthly Rent for months 13 through 36 shall be subject to annual adjustments per Section 4.2 below.

The Minimum Monthly Rent during the term of this Lease shall be payable by Tenant, on or before the first day of each month, in advance, together with any applicable additional rents, at the office of Owner or at such other place designated by Owner, without any prior demand therefore, in monthly installments as follows:

Minimum Monthly Rent		$4,200.00
Estimated CAM/NNN Charges	$	None
Sales Tax		$72.28
Initial Gross Monthly Payment		$4,272.28

4.2 Adjustment to Minimum Monthly Rent: Beginning one year after the commencement date the Minimum Monthly Rent as set forth in 4.1 of the Lease shall be increased to FOUR THOUSAND SEVEN HUNDRED EIGHTY THREE and 33/100 Dollars ($4,783.33). And shall remain as the Minimum Monthly Rent through the remaining term of this Lease.

4.3 Taxes. Expenses and Common Area Charges: With the exception of the sales tax and the Tenant responsibilities shown in paragraph 9.2, the Owner shall be responsible for Taxes, Expenses and Common Area Charges.

4.4 Late Rent: Any late rents shall incur a $50.00 per day late penalty.

Any past due amounts under this Lease shall bear interest at the rate of the lesser of one and one-half (1.5%) percent per month or the maximum rate permitted by law. Tenant further agrees to pay Owner any cost incurred by Owner in effecting the collection of such past due rent including but not limited to fees of an attorney or collection agency. Nothing herein contained shall limit any other remedy of Owner.

ARTICLE V

SECURITY DEPOSIT

5.1 Amount of Deposit: Tenant, with the execution of this Lease shall deposit with Owner, the amount of one month’s gross monthly rent stated in paragraph 4.1, FOUR THOUSAND TWO HUNDRED SEVENTY TWO AND 28/100 DOLLARS ($ $4,272.28). Said deposit shall be held by Owner, without liability for interest, as security for the faithful performance by Tenant of all terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. In the event Tenant commits two (2) or more defaults in any twelve (12) month period, thereupon demand by Owner Tenant shall increase the deposit by an amount equal to one-twelfth (1/12) of the then prevailing minimum annual rent hereunder.

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5.2 Use and Return of Deposit: In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Owner at its option may appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate the Owner for all loss or damage sustained or suffered by Owner due to such breach on the part of Tenant. The entire deposit, or any portion thereof, may be appropriated and applied by Owner for the payment of overdue rent or other sums due and payable to Owner by Tenant hereunder, and Tenant shall, upon the written demand of Owner, thereafter forthwith remit to Owner a sufficient amount in cash to restore said security to the original sum deposited, and Tenant's failure to do so within twenty (20) days after receipt of such demand shall constitute a breach of this Lease. Should Tenant comply with all of said terms, covenants and conditions and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Tenant to Owner hereunder, the unused portion of the deposit shall be returned in full to Tenant within thirty (30) days after the end of the term of this Lease or earlier termination of this Lease.

5.3 Transfer of Deposit: Owner shall deliver the funds deposited hereunder by Tenant to the purchaser of Owner's interest in the Premises, in the event that such interest be sold, and thereupon Owner shall be discharged from any further liability with respect to such deposit.

ARTICLE VI

CONDUCT OF BUSINESS BY TENANT

6.1 Compliance with Laws: Tenant covenants and agrees to execute and comply with all statutes, ordinances, rules, orders and regulation of federal, state, county and city governments regulating the use by Tenant of the Premises or pertaining to the condition thereof. Tenant will not use, or permit the use of the Premises, in any such manner that will tend to create a nuisance or tend to unnecessarily disturb other tenants or occupants of the Premises or tend to injure the reputation of the Premises. The restrictions set forth in this paragraph shall extend to all agents and employees of Tenant. The Premises shall not be used for the conducting or advertising of an auction sale, a bankruptcy sale, a "fire" sale, a "going out of business" sale, or any sale similar to the foregoing.

6.2 Signs: Tenant shall install a sign advertising Tenant's business on the front exterior of the Premises. The location, size, shape, lettering, content, lighting, and color shall be as specified or approved by Owner. Tenant shall pay for the sign and the installation, repair, maintenance, replacement and electricity for the sign. The sign shall be illuminated during such hours as are specified by Owner. Tenant shall not erect or install any exterior sign without Owner's prior written consent. Tenant understands that Owner may remodel the exterior of the Premises in which event Tenant shall conform to Owner's exterior sign criteria and will at Owner's request, remove any existing signs then owned or leased by Tenant and replace same at Owner's expense with a sign which conforms to Owner's new sign criteria. Except as permitted herein, Tenant shall install no other sign without Owner's written consent. Any signage shall meet all code requirements.

6.3 Use of Premises Name: Tenant shall not have or acquire any property right or interest in the name of the Premises. Owner reserves the right to change the name, title, or address of the Premises or the address of the Premises at any time, and Tenant waives all claims for damages caused by any such change.

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ARTICLE VII

TAXES

7.1 Real Estate Taxes: All real estate property taxes shall be the responsibility of the Owner.

ARTICLE VIII

COMMON FACILITIES

8.1 Control of Common Facilities by Owner: "Common facilities" means all areas, space, equipment and improvements provided by Owner for the common use and joint benefit of the tenants of the Premises, and/or their employees, agents, servants, customers and other invitees, including without limitation, parking areas, access roads, driveways, retaining walls, drainage ditches, landscaped areas, truck service ways or tunnels, loading docks, pedestrian malls, courts, stairs, ramps and sidewalks, exterior utilities and service lines, comfort and first aid stations, washrooms and parcel pickup stations. The common facilities shall at all times be subject to the exclusive control and management of Owner, and Owner shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect thereto. Owner shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements; to police the same; from time to time to change the area, level, location and arrangement of parking areas and other portions of the common facilities; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Owner, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, Owner shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers. Owner will operate and maintain the common facilities in such manner as Owner in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Owner shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the operation and maintenance of the common facilities.

Owner agrees that at the commencement of the term hereof there shall be available to the Premises all ordinary utilities such as water, sewer, gas, and electricity, subject to the provisions of Exhibit "C" attached hereto.

8.2 License: All common facilities not within the Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if any such license be revoked, or if the amount of such areas be diminished, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation or diminution or abatement of rent, nor shall such revocation or diminution of such areas be deemed constructive or actual eviction.

8.3 Changes and additions to Building and Common Areas: Owner hereby reserves the right at any time to remodel or to make alterations or additions to and build additional stories on the building in which the Premises are contained and to build adjoining the same. Owner also reserves the right to construct other buildings or improvements in the Premises from time to time and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same. Owner reserves the right at any time to relocate, vary, and adjust the areas and means of ingress and egress unless such changes alter the number and location of Tenant's storefront parking in which case Tenant's written consent shall be required.

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ARTICLE IX

MAINTENANCE AND ALTERATIONS

9.1 Maintenance by Owner: Owner shall keep all portions of the building not required to be maintained by tenants, in good order, condition and repair, and, if necessary, make modifications or replacements thereof as is necessary.

9.2 Maintenance by Tenant: Tenant shall, at its expense or through or through Operating Costs shown in paragraph 8.3, decorate, maintain and keep in good order, condition and repair the store front and interior of the Premises, including all heating and electrical equipment, air conditioning equipment, interior and exterior doors installed therein, and shall make modifications or replacement thereof as is necessary, or required by governmental authority. Tenant shall maintain and keep in good order, condition and repair the improvements, fixtures and equipment installed by Tenant in the Premises, shall replace all broken glass, whether interior or exterior, including but not limited to, exterior plate glass or glazing, show windows and/or showcases, with glass of the same or similar quality. Tenant shall make all repairs, whether of a like or different nature, except those which Owner is specifically obligated to make under the provisions of Section 9.1 above. If Tenant refuses or neglects to commence or complete repairs promptly and adequately, Owner may, but shall not be required so to do, make or complete the repairs and Tenant shall pay the cost thereof to Owner on demand, as additional rent.

9.3 HVAC, Electrical, and Plumbing: Owner warrants the existing HVAC, electrical and plumbing systems to be in working condition and agrees to repair or replace base system in the event of system failure. Tenant shall be responsible for the daily maintenance of said systems including but not limited to change of filters, replacement of light bulbs and ballasts, minor plumbing repair and quarterly servicing of HVAC.

9.4 Alterations: All alterations, decorations, additions and improvements made by Tenant (including those provided for in Exhibit "C") or made by Owner at Tenant's expense shall remain the property of the Owner for the term of this Lease or any extension of renewal thereof and shall survive all terminations of this Lease. Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any exterior signs, floor covering, interior lighting, plumbing fixtures, shades or awnings or make any changes to the store front (including painting) without first obtaining Owner's written approval and consent. Tenant shall present to the Owner plans and specifications for such work at the time approval is sought, and if required by Owner, Tenant shall also provide security for the completion thereof in the form of a bond or other security satisfactory to Owner. If requested Tenant shall provide lien releases prior to any work as requested by Owner

Notwithstanding anything contained herein, Owner's consent shall not be required in connection with any revision of interior layouts, alterations, repairs or improvements made to the interior of the Premises and which do not affect the structural concepts or the store front and does not exceed Five Thousand($5,000.00) dollars.

Any structural changes, alterations or additions in or to the building which is part of the Premises which may be necessary or required by reason of any law, rule, regulation or order promulgated by competent governmental authority shall be made at the sole cost and expense of Owner. Tenant may contest the validity of any such law, rule, regulation or order, but shall indemnify and save Owner harmless against the consequences of continued violation thereof by Tenant pending such contest.

9.5 Tenant Shall Discharge All Liens: Tenant shall promptly pay all contractors and materialmen, so as to minimize the possibility of a lien attaching to the Premises, and should any such lien be made or filed, Tenant shall bond against or discharge the same within twenty (20) days after written request by Owner.

Tenant shall hold the Owner, the Premises and every part thereof free and harmless from and against any and all liability, damage, claims, demands, suits, actions or expenses (including attorney's fees) arising out of any work done on or about the Premises by Tenant, its employees, agents or contractors. Tenant shall give Owner not less than fourteen (14) days prior notice in writing before commencing construction of any kind on the Premises so that Owner may post notices of non-responsibility.

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Tenant covenants and agrees that it shall not, during the term hereof, suffer or permit any lien to be attached to or upon the Premises or any part thereof by reason of any act or omission on the part of Tenant, and hereby agrees to save and hold harmless Owner from or against any such lien or claim of lien. In the event that any such lien does so attach, and is not released within thirty (30) days after notice to Tenant thereof, or if Tenant has not indemnified Owner against such lien within said thirty (30) day period, Owner, in its sole discretion, may pay and discharge the same and relieve the Premises therefrom, and Tenant agrees to repay and reimburse Owner upon demand for the amount so paid by Owner.

In addition to covenants, representations and warranties contained in Article 16 hereof, Owner covenants and agrees that it shall not during the term hereof, suffer or permit any mechanics' or materialmen's lien to be attached to or upon the Premises which is prior and superior to Tenant's interest hereunder. In the event such a lien is attached to the Premises and Owner fails to release or bond over said lien within thirty (30) days from the date such lien is attached, Tenant shall have the right, but not the obligation, to cause such lien to be released. Tenant shall not, however, be permitted to reduce rent due and payable to reimburse Tenant for such costs as Tenant may reasonably incur in the release of such liens.

9.6 Surrender of Premises: At the expiration of the tenancy hereby created, Tenant shall surrender the Premises in the same condition as received upon delivery thereof under this Lease, reasonable wear and tear expected and damage by unavoidable casualty excepted, to the extent that the same is covered by Owner's fire and extended coverage insurance and shall surrender all keys for the Premises to Owner at the place then fixed for the payment of rent and shall inform Owner of all combinations on locks, safes and vaults, if any, in the Premises. Prior to such surrender, Tenant shall at its expense, remove all its trade fixtures and other personal property and shall repair any damage to the Premises caused thereby. Unless otherwise directed by Owner, Tenant shall not remove any alterations or lease-hold improvements made or installed by Tenant or by Owner on behalf of Tenant; if Tenant is directed to remove such alterations and leasehold improvements, it shall do so at Tenant's expense and repair any damage to the Premises caused thereby. Tenant's obligations hereunder shall survive the expiration or other termination of the term(s) of this Lease.

ARTICLE X

INSURANCE AND INDEMNITY

10.1 Fire and Extended Coverage Insurance: Owner shall procure and maintain, during the term of this Lease, such fire, windstorm, and vandalism and malicious mischief insurance and such other casualty insurance as it determines to be required or appropriate for the Premises; provided, however, that Tenant shall be liable for and shall promptly pay to Owner the increase, if any, in insurance rates on any and all buildings within the Premises which are caused in whole or in part by Tenant's use of the Premises, over the lowest average rate obtainable by Owner for other uses within the Premises. Tenant agrees to pay to Owner within ten (10) days from the date of demand.

Owner shall have the right to maintain such insurance in the form of a blanket policy provided that the amount of insurance premium payable by Tenant hereunder shall not exceed the premium Tenant would have been required to pay if Owner had maintained a separate policy for such insurance. All proceeds of said insurance shall belong to Owner, and Tenant hereby assigns to Owner all of Tenant's right, title and interest thereto.

10.2 Liability and Other Insurance: At all times during the term of this Lease, Tenant shall maintain in full force and effect with insurance companies licensed to do business in the state in which the Premises are located and otherwise satisfactory to Owner, at its sole discretion, one or more policies evidencing the following coverage, certificates of which shall be submitted to Owner within ten (10) days after Owner's execution of this Lease.

(a) Comprehensive General Liability Insurance insuring all Premises-operation, independent contractors, products and completed operations and contractual liability arising from the operation, possession, maintenance or use of the Premises or areas immediately adjacent thereto with limits of liability of not less than $2,000,000.00 each person and $2,000,000.00 each occurrence for bodily injury and personal injury or $2,000,000.00 single limit of liability, and $1,000,000.00 each occurrence for property damages. Tenant shall increase the foregoing limits if Owner reasonably deems such increase in insurance desirable to protect Tenant and Owner.

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(b) Standard Form worker's Compensation and Employer's Liability Insurance covering all Tenant's employees for injury or illness suffered in the course or arising out of their employment, providing statutory worker's compensation benefits and employer's liability limits of liability of not less than $1,000,000.00.

(c) Tenant is required to immediately replace any broken plate glass, frames and lettering thereon, within any part of the Premises.

All proceeds of property insurance shall be paid to Owner and disbursed to Tenant to defray the costs of repair or replacement of the plate glass, fixtures, equipment or contents so-insured, except directly to Tenant. In the event the Lease shall terminate for any cause while such proceeds are held by Owner, Owner shall have the right to apply such funds as required for the reletting of the Premises. All such insurance shall be primary and noncontributing with any other insurance. A duplicate original of all such policies shall be delivered to Owner at least ten (10) days prior to the time such insurance is first required to be carried by Tenant.

Tenant agrees that all insurance policies shall contain an endorsement stipulating that Owner, its officers, employees and agents are included as additional insured thereon, except worker's compensation insurance, and that such insurance shall not be canceled or reduced in coverage without thirty (30) days written notice to be sent by certified mail to Owner unless immediate substitute coverage is obtained.

10.3 Indemnification of Owner: Tenant will indemnify Owner and save it harmless from and against any and all claims, demands, actions, damages, liability and expense (including reasonable attorney's fees and costs of investigation with respect to any claim, demand or action) in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by an act or commission of Tenant, its agents, contractors, employees, servants, tenants or concessionaires. This indemnification shall not apply to damages resulting solely from the negligence of Owner, unless covered by insurance required to be carried by Tenant. In case Owner shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Owner harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Owner in connection with such litigation.

10.4 Loss and Damage: Owner shall not be liable for any loss of or damage to property of Tenant, or of others, located on or about the Premises, or for lost profits by theft or otherwise. Owner shall not be liable to Tenant, Tenant's employees or representatives for any injury or damage to persons or property or for lost profits resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliances or plumbing, or by any other cause of whatsoever nature. Except for negligent acts or omissions of Owner, Owner shall not be liable to Tenant, Tenant's employees or representatives for any such damage or for lost profits caused by other tenants or persons in the Premises, occupants of adjacent property, of the Premises, or the public, or caused by operations in construction of any private, public or quasi-public work. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only and Tenant hereby releases and shall hold Owner harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers.

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ARTICLE XI

UTILITIES

11.1 Utilities: Tenant shall pay or cause to be paid all charges for water, gas, sewer, electricity, light, heat, air conditioning, power, telephone, trash removal and all other service used, rendered or supplied in connection with the Premises, including all costs of operating and maintaining all equipment therein, and shall contract for the same in Tenant's own name, and shall protect Owner and the Premises from any such charges. Tenant shall pay Owner for any utilities or services furnished by or through Owner, but Owner shall not be obligated to furnish any utilities or services. Tenant shall pay for all use charges, assessments and other charges with respect to the sewer or the use thereof or with respect to any utility.

ARTICLE XII

ASSIGNMENT

12.1 Assignment and Subletting: Tenant shall not have the right to transfer or assign this Lease or mortgage or otherwise encumber the leasehold interest of Tenant or to sublease the whole or any part of the Premises to any person without first obtaining in each and every instance, the written consent of Owner, which shall not be unreasonably withheld. Owner's consent to any assignment or subletting shall not be withheld if: (a) at the time of such assignment or transfer Tenant is not in default of any covenants and conditions of this Lease: (b) the assignee or subtenant of Tenant shall expressly assume in writing all of Tenant's obligations hereunder and shall become jointly and severally liable with Tenant with respect thereto, (c) the financial condition of the assignee or subtenant is approved by Owner, which approval shall not be unreasonably withheld; and (d) the Premises continue to be used solely for the purpose set forth in Section 2.1 and the assignee or subtenant is, in Owner's reasonable opinion, capable of operating such business. Consent to one transfer, assignment, hypothecation or sublease, shall not constitute consent to any subsequent transfer, assignment, hypothecation or sublease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or consent to the assignment or subletting of the Premises. Any such subletting or assignment, even with the approval of Owner, shall not relieve Tenant from liability for payment of rental provided or from the obligation to keep the terms and conditions of this Lease.

12.2 Notice of Contemplated Assignment: Notwithstanding anything to the contrary contained in this Lease, if Tenant desires to sublet the Premises or assign this Lease, Tenant shall notify Owner in writing of, (a) Tenant's desire to sublet or assign, and (b) the name and address of the proposed subtenant or assignee.

Notwithstanding anything contained hereinabove, Owner's consent shall not be required in connection with any assignment or subletting occasioned by any merger or consolidation to which Tenant is a party, or by the sale of all or substantially all of Tenant's assets, so long as the permitted use of the Premises shall remain unchanged and Tenant shall give notice to Owner of such merger, consolidation or sale no less than ten (10) days prior to the consummation of such merger, consolidation or sale.

ARTICLE XIII

DAMAGES TO PREMISES

13.1 If during the term hereof the Premises shall be damaged or destroyed by fire, or by any other cause whatsoever, Owner, except as otherwise provided in this Article, shall forthwith proceed to repair and/or rebuild the same, including any additions or improvements made by Owner or Tenant, on the same plans and design as existed immediately before such damage or destruction occurred, subject to such delays as may be reasonably attributable to governmental restrictions or failure to obtain materials or labor, or other causes, whether similar or dissimilar, beyond the control of Owner. Materials used in repair and rebuilding shall be as nearly like original materials as may then be reasonably procured in regular channels of supply. Tenant's interest in the proceeds of insurance carried on Owner's improvements, payable as a result of such damage or destruction shall be made available to Owner for the purpose of such repair or rebuilding. In the event Owner shall fail to commence the repair or reconstruction of the Premises within one hundred eighty (180) days from the date of such damage or destruction, Tenant, at its option, may terminate this Lease.

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Tenant shall, at its own expense, replace and repair Tenant's trade fixtures and equipment in said Premises which may be damaged or destroyed by fire or any other cause whatsoever. Such replacement or repair shall take place as soon after the damaging or destruction as may be reasonably possible, subject to delays beyond the control of Tenant.

13.2 In the event of a partial damage or destruction, Tenant shall continue to utilize the Premises to the extent that it may be practicable to do so from the standpoint of good business. All rent shall abate from the time any damage or destruction occurs until the Premises are wholly restored, unless Tenant shall continue or resume using the Premises, in which event the rent shall be equitably abated in the proportion that the unusable part of the Premises bears to the whole thereof.

13.3 Either party hereto shall have the right to terminate this Lease if, during the last twelve (12) months of the term of this Lease, the building which is a portion of the Premises is damaged in an amount exceeding sixty-six and two-thirds (66-2/3%) percent of the then reconstruction cost of said building (which reconstruction cost for the proposes of the Section 13.3 shall be limited to only the cost of actually reconstructing said building), provided that in such event such termination of this Lease shall be effected by written notice within sixty (60) days of the happening of the casualty causing such damage; provided that the right of the Owner to terminate pursuant to this Section shall be subject to the provisions of the following sentence. Should Owner, at any time there remains in force but unexercised, an option to extend this Lease pursuant to Section 3.1 hereof, give notice of its intention to terminate under this Section, Tenant may at any time within thirty (30) days after receipt of such notice exercise such option to extend (or if there be more than one such option in force and unexercised, the next such option) by giving Owner written notice of Tenant's intention so to do. Upon the giving of such latter notice within said thirty (30) day period, such election of Owner to terminate this Lease shall be of no effect and Owner shall proceed to repair or rebuild as herein required.

13.4 Each of the parties hereto mutually releases the other from liability, and waives all right of recovery against the other, for any loss of or damage to the property of each, property of others for which either of the parties hereto is liable, or may become liable, or as to which either may have assumed liability, property of others in the actual or constructive custody of either of the parties hereto, the perils of the commonly referred to Extended Coverage Endorsement and leakage from automatic sprinkler systems, if any, or from perils insured against under any insurance policies maintained by the parties hereto, regardless of the cause of such loss or damage even though it results from some act or negligence of a party hereto, its agents or representatives; provided, however, that this provision shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of the parties hereto. If Tenant enters into a similar agreement with a subtenant of it, which agreement extends to Owner, the agreement of Owner contained in this paragraph shall also extend to such subtenant.

ARTICLE XIV

EXERCISE OF EMINENT DOMAIN

An appropriation or taking under the power of eminent domain of all, or a portion, of the property described in Exhibit A, or the sale by private sale of all, or a portion of the property described in Exhibit A in lieu thereof, are sometimes hereinafter called a "taking".

14.1 If twenty-five percent (25%) or more of the Premises shall be taken, this Lease shall terminate and expire as of the date of taking of actual physical possession of such portion of the Premises by the condemnor or purchaser and the parties hereto shall thereupon be released from any and all further liability hereunder; in such event Tenant shall be entitled to participate in any condemnation award or in the sale price paid so as to be compensated for the cost of removal and decrease in value, as a result of such taking of Tenant's fixtures, equipment and stock-in-trade located in the Premises and the value of the leasehold of which it is deprived for the remainder of the term hereof; provided that nothing in the Article 14 shall be construed as a waiver by Owner of any rights vested in it by law to recover damages from a condemnor for the taking of its right, title, or interest in the property described in Exhibit A.

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14.2 In the event of the taking of:

(a) any portion of the Premises so that the remainder thereof is not one undivided parcel of property;

(b) any portion of the Premises, or of the property described in Exhibit A hereto, so that the remainder thereof is not reasonably adapted to the continued leasing of the Premises by Tenant;

(c) any portion of the common area on the real property described in Exhibit A hereto so that a portion of said common area is so separated from the remainder thereof that in Tenant's opinion the common area available to customers of Tenant is so limited that the continued leasing of the Premises by Tenant is impracticable or unprofitable; or

(d) access, whether by a taking or otherwise, of the property described on Exhibit A hereto to adjoining thoroughfares so that such accessibility is so limited and reduced that, in Tenant's opinion, business on the Premises by Tenant will become impracticable or unprofitable; then Tenant shall have the right to cancel and terminate this Lease as hereinafter provided. Within ninety (90) days after receipt by Tenant from Owner of written notice that an action has been commenced in either the state or federal courts for the condemnation of any portion of the real property described in Exhibit A hereto, or of Owner's intent to sell any portion of such property in lieu of condemnation, Tenant may, by written notice to Owner, notify Owner of its election to cancel and terminate this Lease pursuant to the provisions of this Section 14.2, which said notice may be conditioned upon an actual order of condemnation, taking possession, or sale, and may be made to take effect as of the date of such order, taking or sale, or of the deprivation of access, or at any earlier date. In the event of the termination of this Lease by the giving of notice as aforesaid, the parties shall be released from any and all further obligations to carry out or perform any of the terms or provisions hereof from and after the effective date of the termination of this Lease provided for in said notice and Tenant shall share in any award or sale price as provided in Section 14.1 hereof.

14.3 Except as provided in Section 14.1 and Section 14.2 above, this Lease shall remain in full force and effect in the event of the taking of any portion of the property described in Exhibit A hereto. Unless this Lease is terminated as provided in Section 14.1 or Section 14.2 hereof, Owner shall forthwith, at its expense, make all repairs and alterations to the property described in Exhibit A hereto and the improvements thereon (including without limitation the Premises) necessitated by such taking or sale, and Tenant shall repair, alter, remove or replace its fixtures in the Premises as necessitated by such taking or sale. In such event, Tenant shall continue to utilize the Premises for the operation of its business to the extent that it may be practical to do so from the standpoint of good business. If Tenant continues doing business in the Premises prior to the completion of repair and restoration work by Owner, the rent payable by Tenant shall be equitably abated in the proportion that the unusable part of the Premises bears to the whole thereof. Rent payable subsequent to the time Tenant completely resumes business in the Premises as diminished by any taking or sale shall be reduced in the proportion which the area taken or sold bears to the total area of the Premises. In the event Tenant does not continue doing business in the Premises prior to the completion of repair or restoration work by Owner, all rent shall abate from the time of the actual taking or any disturbance of Tenant's possession of the Premises and/or the enjoyment by Tenant of its rights in the property described in Exhibit A hereto pursuant to this Lease, until completion of such repair and restoration work by Owner, and the expiration of such further reasonable time as shall be necessary to enable Tenant to resume doing business in the Premises.

14.4 Upon service on either party hereto of any legal process in connection with any condemnation proceedings, the party so served shall give immediate notice thereof to the other party hereto.

ARTICLE XV

DEFAULT

15.1 Tenant's Default: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

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(a) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days.

(b) The failure by Tenant to comply with the provisions of Article X hereof where such failure shall continue for a period of ten (10) days after written notice thereof by Owner to Tenant.

(c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Sections 15.1 (a) and (b) above, where such failure shall continue for a period of twenty (20) days after written notice hereof by Owner to Tenant; provided, however that if the nature of Tenant's default is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said twenty (20) day period and thereafter diligently prosecutes such cure to completion.

(d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors, or the filing by or against or reorganization or arrangement under any law relating to bankruptcy or insolvency, unless in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days; or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

15.2 Remedies of Owner: In the event of any such default or breach by Tenant, Owner may at any time thereafter, in its sole discretion with notice and demand and without limiting Owner in the exercise of a right or remedy which Owner may have by reason of such default or breach:

(a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Owner. In such event Owner shall be entitled to recover from Tenant: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided: plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, plus (iv) any other amount necessary to compensate Owner for all the detriment proximately caused by Tenant's failure to perform his obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including all costs of recovering and reletting the Premises and attorney's fees incurred in connection with such termination and (v) at Owner election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law.

If Tenant fails to surrender possession upon the termination by Owner of Tenant's right to possession or Tenant's rights under this Lease, Owner shall file and maintain a summary action to recover possession of the Premises and shall also be entitled to recover from Tenant the items set forth in Sections 15.2 (a) (i) to (v) inclusive.

The term rent as used herein shall be deemed to be and to mean the minimum annual rental and all other sums required to be paid by Tenant pursuant to the terms of this Lease. All such sums, other than the minimum annual rental, shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twelve (12) month period prior to default, except that if it becomes necessary to compute such rental before such a twelve (12) month period has occurred, then on the basis of the average monthly amount accruing during such shorter period.

As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the rate of twelve percent (12%) per annum, provided that in no event shall said interest rate exceed the maximum rate permitted by applicable law. As used in subparagraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

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(b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Owner shall be entitled to enforce all of Owner's rights and remedies under this Lease, including the right to recover the rent and any other charges as may become due hereunder; or

(c) Pursue any other remedy now or hereafter available to Owner under the laws or judicial decisions of the State in which the Premises are located.

No re-entry of the Premises of any nature or the filing of any lawful detainer or similar action shall be construed as an election by Owner to terminate this Lease unless a written notice of such intention is given by Owner to Tenant and notwithstanding any such re-entry without such termination, Owner may at any time thereafter elect to terminate this Lease.

In the event Tenant commits a default under this Lease during the last twelve (12) months of the initial lease term, or any option period, Owner shall have the right to cancel any remaining option or options provided for in this Lease, whether then exercised or not, by delivery of written notice of its intentions thereof to Tenant.

15.3 Owner's Right to Cure Tenant's Default: After expiration of the applicable time for curing a particular default, Owner may at its election, but is not obligated to, make any payment required of Tenant under this Lease or perform or comply with any covenant or condition imposed on Tenant under this Lease, and the amount so paid plus the reasonable cost of any such performance or compliance plus interest on such sum at the rate of twelve (12%) percent per year from the date of payment, performance, or compliance (herein called "act") shall be deemed to be additional rent payable by Tenant with the next succeeding installment of rent. No such act shall constitute a waiver of default or of any remedy for default or render Owner liable for any loss or damage resulting from any such act.

15.4 Legal Expenses: In the event that at any time during the term of this Lease either the Owner or the Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, then, and in that event, the unsuccessful party in such action or proceeding agrees to reimburse the prevailing party for the reasonable expenses of attorneys' fees and disbursements incurred therein by the successful party. In any action or proceeding instituted by Owner based upon any default or alleged default by Tenant hereunder, Owner shall be deemed the prevailing party if (a) judgment or award is entered in favor of Owner or (b) prior to charges claimed by Owner, eliminate the condition(s), cease the act(s) or otherwise cure that which is claimed by Owner to constitute a default by Tenant hereunder.

15.5 Default by Owner: Owner shall not be in default unless Owner fails to perform obligations required of Owner within a reasonable time, but except for Emergency Items in no event later than twenty (20) days after written notice by Tenant to Owner (which notice must be given within thirty (30) days after the default occurs) and to the holder of any first mortgage or deed of trust covering the Premises in writing, specifying wherein Owner has failed to perform such obligation; provided, however that if the nature of Owner's obligation is such that more than twenty (20) days are required for performance, then Owner shall not be in default if Owner commences performance within such twenty (20) day period and thereafter diligently prosecutes the same to completion. Further, any holder of such mortgage or deed of trust may cure such default on behalf of Owner within the same time period provided above within which Owner may cure.

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ARTICLE XVI

GENERAL PROVISIONS

16.1 Right of Entry: Owner or Owner's agents shall have the right to enter the Premises at all reasonable times to examine the same, and to show them to prospective purchasers or tenants of the building, and to make such repairs, alterations, improvements, remodeling or additions as Owner may deem necessary or desirable including repair, maintenance or alteration of adjoining areas having a common wall or common floor or ceiling with the Premises, and Owner shall be allowed to take all material into and upon the Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no way abate while said repairs, alterations, improvements or additions are being made provided such operation does not unreasonably interfere with Tenant's conduct of business whether by reason of loss or interruption of business of Tenant or otherwise. Landlord acknowledges that areas within the Premises contain animals which are covered by Federal Law and any entry must be cleared through Tenant at least 24 hours prior to entry. In the event the area containing animals or proprietary items require entry, Landlord, or Landlord’s representatives, must be accompanied by SenesTech personnel. During the six (6) months prior to the expiration of the term of this Lease or any renewal term, Owner may exhibit the Premises to prospective tenants or purchasers, and place upon the Premises the usual notices "To Let" or "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant shall not be personally present to open and permit an entry into said Premises, at any time when for any reason an entry therein shall be necessary and permissible, Owner or Owner's agents in an emergency, may forcibly enter the same, without rendering Owner or such agents liable therefore, and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Owner any obligation responsibility, or liability whatsoever, for the care, maintenance or repair of the Premises or the building of which the Premises are a part, except as otherwise herein specifically provided.

16.2 Excavation: If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises at a time convenient to Tenant so as not to interfere with Tenant's operations, for the purpose of doing such work as Owner shall deem necessary to preserve the wall of the building of which the Premises form a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against Owner or diminution or abatement or rent.

16.3 Notice by Tenant: Tenant shall give immediate notice to Owner in case of fire or accidents in the Premises or in the building of which the Premises are a part or the outside areas immediately adjoining the Premises and of defects therein or in any fixtures or equipment.

16.4 Estoppel Certificates: At any time and from time to time, Tenant agrees within ten (10) days after request in writing from Owner to execute, acknowledge and deliver to Owner a statement in writing certifying that this Lease is unmodified and in full force and effect (if modified, stating the modifications), the dates to which minimum rent, and other charges have been paid, and whether or not the terms covenants and conditions required of Owner to be performed under this Lease have been so performed, and whether or not there are any existing defenses or offsets by Tenant against the enforcement of this Lease by Owner. It is understood and agreed that any such statement may be relied upon by any prospective purchaser of the fee or any leasehold or the mortgagee, beneficiary or grantees of any security or interest or any assignee of any thereof, under any mortgage or deed of trust now or hereafter made covering the fee of, or any leasehold interest in, the Premises of the real property covered by this Lease.

16.5 Attornment: Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Owner covering the Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Owner under this Lease provided, that any purchaser or mortgagee shall recognize Tenant's Lease as remaining in full force and effect subject, in the event of Tenant's default, to the exercise by Owner of its remedies under Section 15.2.

16.6 Leasehold Priority and Subordination: Tenant covenants and agrees that upon written request of the Owner, Tenant will make, execute, acknowledge and deliver any and all instruments requested by Owner in a form satisfactory to Owner, which are necessary or proper to effect the subordination of this Lease to any ground lease, mortgage, deed of trust, indenture or other encumbrance. Notwithstanding the foregoing, should the Premises be purchased or otherwise acquired by any person or entity in connection with any sale or other encumbrance, such person or entity shall continue this Lease in full force and effect in the same manner with like effect as if such person had been named as Owner herein.

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16.7 Holding Over: Any holding over after the expiration of the term hereof, with or without the consent of the Owner shall be at 150% of the rent herein specified payable in monthly increments even if occupancy and or holdover is less than a full month and shall otherwise be on the terms and conditions herein specified, so far as applicable.

16.8 Successors: All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Owner in writing as provided in Article XII of this Lease.

16.9 Owner's Covenant: Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Owner or any other person or persons lawfully or equitably claiming by, through or under the Owner, subject, nevertheless, to the terms and conditions of this Lease.

16.10 Waiver of Tenant's Breach: The waiver by Owner of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same of any other terms, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Owner shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Owner's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Owner, unless such waiver be in writing by Owner.

16.11 Accord and Satisfaction: No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

16.12 Entire Agreement: This Lease and the Exhibits and Addenda, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Owner and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Owner or Tenant unless reduced to writing and signed by them. A Guarantee of Lease is attached hereto and made a part hereof by this reference.

16.13 No Partnership: Owner shall not in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant.

16.14 Force Majeure: In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, wars or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 16.14 shall not operate to excuse Tenant from the prompt payment of rent, additional rent or any other payments required by the terms of this Lease.

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16.15 Captions and Section Numbers: The captions, section numbers and article numbers appearing in the Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

16.16 Tenant Defined: The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease shall be effective if given by or to all or any one thereof. The use of the neuter singular pronoun to refer to Owner or Tenant shall be deemed a proper reference even though Owner or Tenant may be an individual.

The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Owner or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

16.17 Partial Invalidity: If any term, covenant or condition of this Lease or the application thereof to any person or circumstance of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

16.18 Submission of Lease Not an Offer: The submission of this Lease for examination does not constitute an offer to lease the Premises and this Lease shall become effective as a lease only upon execution and delivery thereof by Owner to Tenant.

16.19 Recording: It is agreed that a short form of this Lease, shall not be recorded without being executed and acknowledged by all parties.

16.20 Remedies Shall Be Cumulative: Except as otherwise provided in this Lease, all rights and remedies of Owner shall be cumulative and none shall exclude any other right or remedy allowed by law, or equity. Likewise, the exercise by Owner of any remedy provided for herein or allowed by law or equity shall not be to the exclusion of any other remedy. Remedies conferred by this Lease upon the respective parties are not intended to be exclusive, but are cumulative and in addition to remedies otherwise afforded by the law.

16.21 Tenant a Corporation: If Tenant is a corporation, it shall supply Owner with a certified copy of a resolution of its Board of Directors authorizing the officers who sign this Lease to do so on behalf of the corporation.

16.22 Waiver by Tenant: Tenant hereby waives the provisions of any statutes relating to repairs at Owner's expense, or any other statutory provisions of the laws of the state in which the Premises are situated which are inconsistent with the terms of this Lease.

16.23 Notices: Any notices required to be given hereunder, or which either party hereto may desire to give to the other, shall be in writing. Such notice(s) may be given by mailing the same by United States mail, registered or certified, return receipt requested, postage prepaid, addressed to Owner at:

PO Box 756

Flagstaff, Arizona 86002

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and to Tenant at:

3140 Caden Court

Flagstaff, Arizona 86004

or to such other address as the respective parties may from time to time designate by notice given in the manner provided in this Section 16.23, and shall be deemed complete upon receipt thereof. Such notice may also be given to Owner by serving any of its officers, and may be given to Tenant by serving its president or secretary, and shall be deemed complete upon the making of such service.

16.24 Broker and Management Disclosure: All parties to this Lease agree and acknowledge that Dennis Kelly represents the Owner in matters and negotiations relative to this Lease and the management of the building. Compensation may be paid for this service in the following manner:

(a) Leasing fee-paid by Owner.

(b) Management fee-paid from operating cost as detailed in paragraph 8.3.

16.25 Quiet Possession: Owner covenants that Owner owns in fee the real property described in Exhibit A hereto, that Owner has full right to make this lease and that Tenant shall have quiet and peaceful possession thereof as against any adverse claim of any party.

16.26 Americans with Disabilities Act: Tenant shall not violate any requirements imposed by the Americans with Disabilities Act or any similar law and shall bear the expense of meeting all current or future regulations imposed by this law or any similar law.

16.27 General Conditions: Time is of the essence of this Lease. No waiver of any breach of the covenants, agreements, obligations and conditions of this Lease to be kept or performed by either party hereto shall be construed to be a waiver of any succeeding condition or provision hereof. The performance of each and every agreement of Owner herein contained shall be a condition precedent to the right of Owner to enforce this Lease against Tenant. Tenant shall not be responsible for the payment of any commissions in relation to the leasing transaction represented by this Lease. The use herein of any gender or number shall not be deemed to make inapplicable the provision should the gender or number be inappropriate to the party referenced. Owner and Tenant have negotiated this Lease, have had the opportunity to be advised respecting the provisions contained herein and have had the right to approve each and every provision hereof; therefore, this Lease shall not be construed against either Owner or Tenant as a result of the preparation of this Lease by or on behalf of either party. If any clause, sentence or other portion of this Lease shall become illegal, null or void for any reason, or shall be held by any court of competent jurisdiction to be so, the remaining portions thereof shall remain in full force and effect. This Lease supersedes all previous leases and agreements between Owner and Tenant in their entirety.

16.28 Environmental Certification and Agreement:

(1) Definitions. As used herein, the following terms shall have the meanings specified below:

(a) "Environmental Laws" shall mean any federal, state or local statute, common law duty, ordinance or regulation, (including any amendments thereto), pertaining to health, industrial hygiene or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (CERCLA); the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (RCRA); and the Arizona Environmental Quality Act, Title 49, Arizona revised Statutes, and all rules and regulations adopted and guidelines promulgated pursuant to the foregoing.

(b) The term "Hazardous Substance" shall include:

(i) Those substances included within the definitions of the hazardous substances, pollutants or contaminants, hazardous materials, toxic substances or solid waste in CERCLA, RCRA, and the Hazardous Material Transportation Act, 49 U.S.C. Section 1801, et seq., and in the lists and regulations promulgated pursuant thereto;

(ii) Those substances defined as "hazardous substances" in A.R.S. Section 49- 201 and in rules adopted or guidelines promulgated pursuant thereto; and

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(iii) All other substances, materials and waste that are, or that become, regulated under, or that are classified as hazardous or toxic under any Environmental Law.

(c) The term "Release" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance).

(2) Tenant's Representations and Warranties. Tenant certifies, represents and warrants that:

(a) Tenant will not violate any Environmental Law with respect to the Premises in connection with its possession or use of the Premises;

(b) Tenant will promptly notify Landlord in writing if Hazardous Substances, except those customarily located on the Premises of a Project, are to be stored, generated, treated or transported on the Premises for any period of time. Such notice shall include a detailed description of the business which requires the storage or use of Hazardous substances, the specific Hazardous Substance(s) involved, and any licenses or permits under any Environmental Law which have been obtained in connection with the operations;

(c) Tenant will notify Landlord in writing of the nature of the businesses or activities it conducts or proposes to conduct on the Premises, and shall notify Landlord in writing of any material change in the nature of such businesses or activities;

(d) Tenant will not permit the release of any Hazardous Substance on the Premises;

(e) Tenant will provide Landlord with copies of any license or permit obtained by Tenant pursuant to any Environmental Law with respect to the Premises; and

(f) Tenant shall not permit or cause any environmental liens to be placed on any portion of the Premises; and

(g) Tenant shall not permit or authorize any third party to use, generate, manufacture, produce, store or release, on, under or about the Premises, or transport to or from the Premises prior to termination of the Lease, any Hazardous Substance; and

(h) Prior to termination of the Lease, Tenant shall give prompt written notice to Landlord of the following:

(i) Any threatened or pending proceeding, lawsuit, investigation or settlement by or with any private party or federal, state or local governmental authority with respect to the presence of any Hazardous Substance on the Premises or the migration thereof to or from any other property in the vicinity of the Premises;

(ii) All claims made or threatened by any third party against Landlord or the Premises relating to any loss or injury resulting from any Hazardous Substance;

(iii) Tenant's discovery of any occurrence or condition on the Premises or any property adjoining or in the vicinity of the property which could cause the Premises or any part thereof to be subject to any restrictions on its ownership, occupancy, transferability or use under any Environmental Laws or which, due to expense or loss to any owner, occupant or operator of the Premises, or in loss or diminution in the value to the Premises; and

(iv) Tenant's discovery of a violation of Environmental Laws that Tenant is legally required to report to any federal, state or local governmental authority, or the discovery of a Release of a Hazardous Substance in sufficient to be reportable under CERCLA or the Arizona Environmental Quality Act to any federal, state or local governmental authority.

(i) Tenant shall conduct and complete any and all investigations, studies, sampling, testing and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Substances in, on, from or affecting the Premises, whether existing from the date of taking occupancy by Tenant or occurring prior to termination of the Lease:

(i) In accordance with applicable Environmental Laws;

(ii) To the reasonable satisfaction of Landlord; and

(iii) In accordance with the orders and directives of all governmental authorities.

16.29 Landlord Lien: Landlord hereby extends without notice and Tenant agrees to all Landlord lien rights as defined by statue on all personal property brought into the Premises unless specifically waived in writing.

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16.4 Personal Guarantee: A Guarantee of Lease is attached hereto and made a part hereof by this reference.

17.1 Credit Check: This Lease is contingent upon Owner's approval of Tenant's financial records and credit check.

18.1 Construction Contingency: This paragraph omitted.

IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the day and year first above written.

OWNER:
	By:
	Its:
	Date:

TENANT:
	By:	/s/ Loretta P. Mayer, Ph.D.
	Its.	C.E.O
	Date:	12.20.11

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EXHIBIT "A"

3140 Caden Court, Suite 100

Flagstaff, Arizona

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EXHIBIT "B"

RULES AND REGULATIONS

The Tenant agrees as follows:

(1) All loading and unloading of goods shall be done only at such times, in the areas, and through the entrances, designated for such purposes by Owner.

(2) The delivery or shipping of merchandise, supplies and fixtures to and from the Premises shall be subject to such rules and regulations as in the judgment of the Owner are necessary for the proper operation of the Premises.

(3) All garbage and refuse shall be kept in the kind of container specified by Owner, and shall be placed outside of the Premises, prepared for collection in the manner and at the times and places specified by Owner. If Owner shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost. Tenant shall pay the cost of removal of any of Tenant's refuse or rubbish.

(4) No aerial or any other item requiring a roof penetration shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of the Owner. Any aerial so installed without such written consent shall be subject to removal without notice at any time. Tenant shall be responsible for the cost of any removal and/or repair of any roof penetrations caused by Tenant or Tenant's agents.

(5) No loud speakers, televisions, phonographs, radios, flashing lights, search lights, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without prior written consent of Owner.

(6) The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of the Owner and Tenant shall not place or permit any obstructions or merchandise in such areas.

(7) Tenant, Tenant’s delivery vehicles and Tenant's employees shall park only in those portions of the parking area designated for that purpose by Owner. Tenant shall furnish Owner with State automobile license numbers assigned to Tenant's car or cars and cars of Tenant's employees within five (5) days after Owner's request therefor. In the event that Tenant or its employees fail to park their cars in designated parking areas as aforesaid, damages will result to Owner which Tenant and Owner agree are extremely difficult and impractical to determine and that therefore the sum of Ten Dollars ($10.00) per day per car parked in any area other than those designated is hereby agreed to be liquidated damages resulting therefrom which Owner at its option may collect as additional rent due hereunder and as its sole monetary damage for such breach.

(8) The plumbing facilities shall not be used for any other purpose than the purpose for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant.

(9) Tenant shall use at Tenant's cost such pest extermination contractor as Owner may direct and at such intervals as Owner may require. Tenant reserves the right to approve any chemical exposure for the purpose of pest extermination. If a chemical proposed is not acceptable to tenant, tenant agrees to provide an alternate efficacious compound.

(10) Tenant shall not bum any trash or garbage of any kind in or about the Premises, or the Premises.

20

EXHIBIT "C"

TENANT IMPROVEMENTS

DESCRIPTION OF OWNER'S WORK

Owner shall deliver the Premises to Tenant in an “as is” condition. Owner will remove 1/2 of the modular work stations in the main area as identified by Tenant.

DESCRIPTION OF TENANT'S WORK

The work to be done by Tenant shall be limited to the plans and specifications attached as Exhibit “E”. All other items of work not therein provided for to be done by Owner shall be provided by the Tenant at Tenant's expense.

1.  All interior partitions and curtain walls within the Premises.

2.  All ADA requirements.

3.  All floor coverings.

4.  Tenant's signs, both interior and exterior.

5.  The design of all work and installations undertaken by Tenant shall be subject to the approval of Owner and/or Owner's architect.

All improvements to the Premises made by the Tenant, including but not limited to light fixtures, floor covering, partitions, but excluding trade fixtures and sign faces, and cans, shall become property of the Owner upon expiration or earlier termination of this Lease.

There shall be no penetrations of the roof without prior written approval of the Owner.

Owner will be given a minimum of fourteen (14) days’ notice prior to commencement of Tenant's construction to post notice of non-responsibility.

Tenant's contractor shall be responsible for the repair, replacement or clean-up of any damage done by him.

All trash and surplus construction materials shall be stored within Tenant's space and shall be promptly removed from the project site.

Tenant further agrees to save and hold Owner harmless for said work as provided in this Lease. Prior to commencement of construction, Tenant shall submit to Owner evidence of insurance required in this Lease.

21

EXHIBIT "D"

GUARANTEE OF LEASE

WHEREAS, a certain Lease of even date herewith has been, or will be executed by and between Caden Court, LLC, therein and herein referred to as "Owner" and SenesTech, Inc., therein and herein referred to as "Tenant," covering certain Premises in the City of Flagstaff, County of Coconino, State of Arizona; and

WHEREAS, the Owner under said Lease requires as a condition to its execution of said Lease that the undersigned guarantee the full performance of the obligations of Tenant under said Lease; and

WHEREAS, the undersigned is desirous that Owner enter into said Lease with Tenant;

NOW, THEREFORE, in consideration of the execution of said Lease by Owner, the undersigned hereby unconditionally guarantees the full performance of each and all of the terms, covenants and conditions of said Lease to be kept and performed by said Tenant, including the payment of all rentals and other charges to accrue thereunder. The undersigned further agrees as follows:

1.        That this covenant and agreement on its part shall continue in favor of the Owner notwithstanding any extension, modification, or alteration of said Lease entered into by and between the parties thereto, or their successors or assigns, or notwithstanding any and no extension, modification, alteration or assignment of the above referred to Lease shall in any manner release or discharge the undersigned and it does hereby consent thereto.

2.        This Guarantee will continue unchanged by any bankruptcy, reorganization of insolvency of the Tenant or any successor or assignee thereof or by any disallowance or abandonment by a trustee of Tenant.

3.        Owner may, without notice, assign this Guarantee of Lease in whole or in part and no assignment or transfer of the Lease shall operate to extinguish or diminish the liability of the undersigned hereunder.

4.        The liability of the undersigned under this Guarantee of Lease shall be primary and that in any right of action which shall accrue to Owner under the Lease, the Owner may, at its option, proceed against the undersigned without having commenced any action, or having obtained any judgment against the Tenant. Guarantor hereby waives the provisions of SS12-1641, et seq. of the Arizona Revised Statutes.

5.        To pay Owner's reasonable attorney's fees and all costs and other expenses incurred in any collection or attempted collection or enforcing this Guarantee of Lease against the undersigned, individually and jointly.

6.        That it does hereby waive notice of any demand by the Owner, as well as any notice of default in the payment of rent or any other amounts contained or reserved in the Lease.

The use of the singular herein shall include the plural. The obligation of two or more parties shall be joint and several. The terms and provisions of this Guarantee shall be binding upon and inure to the benefit of the respective successors and assigns of the parties herein named.

22

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be executed as of the date set forth on page one of the Lease.

GUARANTOR:

PRINT NAME:	Loretta P. MAYER

SIGNATURE:	/s/ Loretta P. MAYER

ADDRESS:
3165 Forest Hills DR.
Flagstaff, AZ 86001

23

Addendum #1

AGREEMENT TO

EXPAND PREMISES AND

EXTEND LEASE

THIS AGREEMENT TO EXPAND THE PREMISES AND EXTEND THE LEASE

is made this 6th of December, 2013, between

Caden Court LLC, “Owner”; and SenesTech, Inc., “Tenant”;

with reference to the following:

3140 Caden Court

Flagstaff, Arizona

RECITALS

A. Owner and Tenant entered into that certain Lease agreement dated December 20, 2011 to lease a portion of the property and building located at 3140 Caden Court, Flagstaff, Arizona. A copy of the Lease is attached hereto as Exhibit “A”.

B. Tenant desires to expand into the balance of the building and associated parking using said areas for its purposes. Additionally Tenant desires to change the definition of “Premises” in the Lease to reflect the expanded area with all terms and conditions of the Lease applied to the expanded area which is graphically shown in “Exhibit B” attached.

C. Tenant also desires to extend the term of the Lease until December 31, 2019.

IN CONSIDERATION of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner and Tenant hereto covenant and agree as follows:

1. Effective as of January 1, 2014 (the “Effective Date”), Owner and Tenant hereby agree to change the definition of the “Premises”, as defined in Paragraph 1.1 of the Lease, to include the entire building know as 3140 Caden Court, Flagstaff, Arizona. The new “Premises” is graphically shown in “Exhibit B” attached.

2. Owner and Tenant agree the Term of the Lease as shown in Paragraph 3.1 shall be extended until December 31, 2019.

3. The Minimum Monthly Rent, as shown and defined in Paragraph 4.1 and 4.2, shall be Eight Thousand Six Hundred Nine Dollars and ninety-nine cents ($8,609.99). Sales tax as assessed by governmental agencies shall be paid as rent in addition to the Minimum Monthly Rent.

4. Beginning January 1,2015 and continuing thereafter through the term and any renewal of the Lease, the Minimum Monthly Rent, and subsequent annually adjusted Minimum Monthly Rent, shall be increased by four percent (4%).

5. Tenant Responsibilities: Beginning January 1, 2014 and continuing thereafter through the term and any renewal of the Lease, Tenant shall be responsible for all utilities, landscaping, and snow removal in addition to the items and responsibilities shown in Sections 9.2 and 9.3 of the Lease including but not limited to the quarterly servicing of the HVAC by an HVAC licensed contractor approved by the Owner.

6. Owner Responsibilities: Beginning January 1, 2014 and continuing thereafter through the term and any renewal of the lease, Owner shall remain responsible for structural elements of the building including, footings, walls, roof, major plumbing, and major HVAC repairs.

7. All other terms and conditions of the Lease shall be in full force and effect.

8. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, Owner and Tenant have executed this Agreement as of the day and year first above written.

Owner		Tenant

By	[Illegible]	By	/s/ Loretta P. Mayer, Ph.D.
Its	MEMBER	Its	C.E.O
Date	12/13/13	Date	12.11.13

EXHIBIT "B"

3140 Caden Court

Flagstaff, Arizona

Addendum #2

AGREEMENT TO

EXPAND PREMISES AND

EXTEND LEASE

THIS AGREEMENT TO EXPAND THE PREMISES AND EXTEND THE LEASE

is made February 27, 2014, between

Caden Court LLC, “Owner”; and SenesTech, Inc., “Tenant”;

with reference to the following:

3120 Caden Court

Flagstaff, Arizona

RECITALS

A. Owner and Tenant entered into that certain Lease agreement dated December 20, 2011 to lease a portion of the property and building located at 3140 Caden Court, Flagstaff, Arizona. A copy of the Lease is attached hereto as Exhibit “A”.

B. Tenant desires to expand into the adjacent building and associated parking (known as 3120 Caden Court) using said areas for its purposes. Additionally Tenant desires to change the definition of “Premises” in the Lease to reflect the expanded area with all terms and conditions of the Lease applied to the expanded area which is graphically shown in “Exhibit B” attached. With this Addendum #2, Tenant now leases total area consisting of approximately 17,797 square feet of improved buildings.

C. Tenant also desires to extend the term of the Lease through December 31, 2019.

D. Tenant and Owner mutually acknowledge a portion of the Premises is leased to Salina Bookshelf, Inc. The “Salina Lease” is attached hereto as Exhibit “C". The term of the Salina Lease has expired and it is now occupying its premises of approximately 2,520 square feet (the “Salina Premises”), on a one-year extension (April 1, 2014 - March 31, 2015). Owner hereby assigns, and Tenant accepts, all rights, privileges, responsibilities, obligations and rents in connection with the Salina Lease as of April 1, 2014 with the execution of this Addendum #2. Any and all rents or other obligations owed to Owner by Salina prior to April 1, 2014 shall belong solely to Owner. Tenant, as sublessor of the premises to Salina, shall give Salina no less than 90 days written notice to vacate the Salina Premises when/Tenant desires to occupy the Salina Premises. On and after April 1, 2014, Tenant shall be solely responsible for collecting rent and otherwise enforcing the Salina Lease. Owner will cooperate with Tenant in this regard. However, other than Owner’s reasonable cooperation, it shall have no duty to enforce or otherwise comply with the Salina Lease.

IN CONSIDERATION of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner and Tenant hereto covenant and agree as follows:

1. Effective as of April 1, 2014 (the “Effective Date”), Owner and Tenant hereby agree to change the definition of the “Premises", as defined in Paragraph 1.1 of the Lease, to include the entire building know as 3120 Caden Court, Flagstaff, Arizona. The new “Premises” is graphically shown in “Exhibit B” attached.

2. Owner and Tenant agree the Term of the Lease as shown in Paragraph 3.1 shall be extended until December 31, 2019.

3. The Minimum Monthly Rent for 3120 and 3140 Caden Court, as shown and defined in Paragraph 4.1 and 4.2, shall be Fifteen Thousand One Hundred Twenty Seven Dollars and forty five cents ($15,127.45). Sales tax, as assessed by governmental agencies, shall be paid as rent in addition to the Minimum Monthly Rent.

4. Beginning January 1, 2015 and continuing thereafter through the term and any renewal of the Lease, the Minimum Monthly Rent, and subsequent annually adjusted Minimum Monthly Rent, shall be increased by four percent (4%) on January 1 of each year.

5. Tenant Responsibilities: Beginning March 1, 2014 and continuing thereafter through the term and any renewal of the Lease, Tenant shall be responsible for all utilities, landscaping, and snow removal in addition to the items and responsibilities shown in Sections 9.2 and 9.3 of the Lease including but not limited to the quarterly servicing of the HVAC by an HVAC licensed contractor approved by the Owner.

6. Owner Responsibilities: Beginning March 1, 2014 and continuing thereafter through the term and any renewal of the lease. Owner shall remain responsible for structural elements of the building including, footings, walls, roof, major plumbing, and major HVAC repairs.

7. All other terms and conditions of the Lease shall be in full force and effect.

8. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, Owner and Tenant have executed this Agreement as of the day and year first above written.

Owner		Tenant

By	[illegible]	By	/s/ Loretta P. Mayer, Ph.D.
Its	MEMBER	Its	C.E.O
Date	4/3/14	Date	3.11.14

EXHIBIT “A”

Lease dated December 20, 2011

EXHIBIT "B"

Lots 3 & 4 Elden industrial Park

aka 3120 & 3140 Caden Court

Flagstaff, Arizona

EXHIBIT “C”

Lease (approx. 2,520 sf)...Salina Bookshelf, Inc.